Exhibit 3.153

050102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110431419-36
	Filing Date and Time 06/09/2011 3:34 PM
	Entity Number E0330972011-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

BOGARDUS HEALTH HOLDINGS LLC

☐ Check box if a Series Limited-Liability Company
☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: NATIONAL REGISTERED AGE-SEE ATTACHED
Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☐ Manager(s) **OR** ☒ Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) THE ENSIGN GROUP, INC.-SEE ATTACHED
Name

Street Address	City	State	Zip Code
27101 PUERTA REAL, SUITE	MISSION VIEJO	CA	92691

2)
Name

Street Address	City	State	Zip Code

3)
Name

Street Address	City	State	Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

DOYNA DARDON-SEE ATTACHED
Name

X DOYNA DARDON
Organizer Signature

Address	City	State	Zip Code
27101 PUERTA REAL, SUITE	MISSION VIEJO	CA	92691

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NATIONAL REGISTERED AGENTS, INC. OF NV
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

6/9/2011
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 9-9-10

Exhibit 3.153

Articles of Organization

(PURSUANT TO NRS CHAPTER 86)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 86 Form and all additional managers and organizers

ENTITY NAME: BOGARDUS HEALTH HOLDINGS LLC

FOREIGN NAME TRANSLATION: Not Applicable

REGISTERED AGENT NAME: NATIONAL REGISTERED AGENTS, INC. OF NV

STREET ADDRESS: Not Applicable

MAILING ADDRESS: Not Applicable

ADDITIONAL Managers or Managing Members

Name: THE ENSIGN GROUP, INC.

Address: 27101 PUERTA REAL, SUITE 450

City: MISSION VIEJO

State: CA

Zip Code: 92691

ADDITIONAL

Organizers

Name: DOYNA DARDON

Address: 27101 PUERTA REAL, SUITE

450

City: MISSION VIEJO

State: CA Zip

Code: 92691

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

BOGARDUS HEALTH HOLDINGS LLC | E0330972011-1

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF JUN, 2014 TO JUN, 2015

100401

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of	Document Number 20140485594-42
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/03/2014 11:28 AM
	Entity Number E0330972011-1

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME		MANAGER OR MANAGING MEMBER	
CTR PARTNERSHIP, L.P.			
ADDRESS	CITY	STATE	ZIP CODE
27101 PUERTA REAL, SUITE 400 , USA	MISSION VIEJO	CA	92691
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE
NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Signature of Manager, Managing Member or Other Authorized Signature

Title: CHIEF FINANCIAL OFFICER

Date: 7/3/2014 11:28:27 AM

Nevada Secretary of State List MangrMem
Revised: 8-8-13